                                 EXHIBIT INDEX


EXHIBIT
 NUMBER                                            DESCRIPTION
--------                                           -----------
   **3.1   --    Articles of Association of the Registrant, as amended (English translation)
     4.1   --    Share Handling Regulations (unofficial English translation followed by the original Japanese version) (incorporated by reference to Exhibit 4.1 of the
                 Registration Statement on Form F-1, as amended (Registration No. 33-78400))
     4.2   --    Deposit Agreement dated as of February 18, 1993, as amended and restated as of
                 June 28, 1994 among the Registrant, Morgan Guaranty Trust Company of New York,
                 as Depositary, and all holders of ADRs issued thereunder (incorporated by reference to exhibit (a)(2) of the Registration Statement on Form F-6, as amended (Registration No. 33-78994))
   **5.1   --    Opinion of Nishimura & Sanada, counsel to the Registrant, as to the legality of the securities being registered
    10.1   --    First Amendment to Amended and Restated Trademark License Agreement, dated as of July 31, 1995, between Amway Corporation and the Registrant
   *23.1   --    Independent Auditors' Consent
  **23.2   --    Consent of Nishimura & Sanada (included in Exhibit 5.1)
  **23.3   --    Consent of White & Case
    23.4   --    Consent of Jones, Day, Reavis & Pogue
   *24.1   --    Powers of Attorney
  **99.1   --    Consent of person to be nominated as director


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 * Previously filed on October 24, 1995 with the Registrant's Amendment No. 1 to
   Registration Statement on Form F-3.


** Previously filed on October 18, 1995 with the Registrant's initial

   Registration Statement on Form F-3.

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